UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2015 (April 7, 2015)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure.

The disclosure set forth under Item 8.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01. Other Events.

As disclosed in the Form 8-K of BancorpSouth, Inc. (the “Company”), which was filed on September 4, 2014 (the “Prior Report”), the Federal Deposit Insurance Corporation (the “FDIC”) previously requested that BancorpSouth Bank, a wholly-owned subsidiary of the Company (the “Bank”), address certain identified weaknesses in the Bank’s Bank Secrecy Act and Anti-Money Laundering Program (the “BSA/AML Program”) by consenting to the issuance of a consent order. On September 4, 2014, the Bank consented to the issuance of a consent order (the “Consent Order”) issued by the FDIC and the Mississippi Department of Banking and Consumer Finance (the “Mississippi Banking Department”) without admitting or denying any charges of unsafe or unsound banking practices or violations of law and/or regulations relating to the Bank Secrecy Act and/or the USA Patriot Act of 2001.

On April 7, 2015 (the “Termination Date”), the FDIC and the Mississippi Banking Department issued an order that terminated the Consent Order effective as of the Termination Date (the “Termination Order”). As a precondition to the issuance of the Termination Order, the Bank undertook and implemented certain corrective actions, including those actions relating to the BSA/AML Program that are set forth in the Prior Report, within the time periods specified in the Consent Order.

The foregoing description of the Termination Order does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Order, a copy of which is filed as Exhibit 99.1 with this Report and which is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Order Terminating Consent Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: April 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Order Terminating Consent Order